                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A, into the Company's previously filed Registration Statement File No. 2-77846, No. 2-81123, No. 2-95446, No. 33-12633,
No. 33-27885, No. 0-10824, No. 33-45432, No. 33-75136, No. 333-15935, No.
333-49069, No. 333-30920, No. 333-39390, No. 333-92951, No. 333-32614 and No.
333-58274.

ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 18, 2002